EXHIBIT 99.1

SOUTHERN MICHIGAN BANCORP, INC.
51 West Pearl Street
Coldwater, Michigan 49036

FOR IMMEDIATE RELEASE
CONTACT:  John H. Castle, CEO
(517) 279-5500

SOUTHERN MICHIGAN BANCORP, INC. ANNOUNCES THIRD
QUARTER EARNINGS

Coldwater, Michigan, October 26, 2007: Southern Michigan Bancorp, Inc. (OTCBB: SOMC.OB) reported a 5.2% increase in net income for the third quarter of 2007 compared to the same quarter of 2006. Net income increased to $1,082,000, or $.61 per share, for the quarter ended September 30, 2007. Net income for the same quarter a year ago was $1,029,000 or $.58 per share. For the nine months ended September 30, 2007, Southern reported net income of $3,129,000 or $1.77 per share, compared to $2,972,000 or $1.68 per share for the nine months ended September 30, 2006, representing an increase of 5.3%.

For the nine months ended September 30, 2007, Southern attained a return on average assets of 1.24% and a return on average equity of 13.97%, compared to 1.24% and 14.54%, respectively, for the nine months ended September 30, 2006.

Total assets at September 30, 2007 were $350.9 million, compared to $329.9 million at December 31, 2006. Shareholders' equity during the same period increased from $28.5 million to $30.7 million.

John H. Castle, Chairman and Chief Executive Officer of Southern Michigan Bancorp, Inc., stated, "Our earnings and margin remain favorable in spite of the ongoing pressure on interest margins in the banking industry. We are pleased with our results for both the quarter and nine month period given the uncertainty relative to the economy."

Castle continued commenting on the pending merger with FNB Financial Corporation, "On September 13, 2007, the Federal Reserve Board approved our proposed merger with FNB. In addition, on October 11, 2007, the SEC ordered effective our registration statement, which covers shares of Southern common stock that will be issued to FNB shareholders if the merger is completed. These are important steps in our efforts to complete the merger." The merger is subject to approval by FNB shareholders and the satisfaction of other closing conditions. The companies expect the merger to be completed during the fourth quarter of 2007.

Southern Michigan Bancorp, Inc. is a bank holding company and the parent company of Southern Michigan Bank & Trust. It operates 11 offices in southern Michigan, providing a broad range of consumer, business and wealth management services throughout the region. For more information, please visit the Southern Michigan Bank & Trust website at www.smb-t.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and Southern Michigan Bancorp, Inc. Forward-looking statements are identifiable by words or phrases such as "outlook," or "strategy"; that an event or trend "may," "should," "will," or "is likely" to occur or "continue" or "is scheduled" or "on track" or that Southern Michigan Bancorp, Inc. or its management "anticipates", "believes," "estimates," "plans," "forecasts," "intends," "predicts," "projects," or "expects" a particular result, or is "confident" or "optimistic" that an event will occur, and variations of such words and similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Southern Michigan Bancorp, Inc. undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Risk factors include, but are not limited to, the risk factors described in the section entitled "Risk Factors" in Southern Michigan Bancorp, Inc.'s Amendment No. 2 to its Registration Statement on Form S-4, filed with the Securities and Exchange Commission on September 28, 2007; the timing and level of asset growth; changes in banking laws and regulations; changes in tax laws; changes in prices, levies and assessments; the impact of technological advances and issues; governmental and regulatory policy changes; opportunities for acquisitions and the effective completion of acquisitions and integration of acquired entities; the possibility that anticipated cost savings and revenue enhancements from acquisitions and bank consolidations may not be realized at amounts projected, at all or within expected time frames; and the local and global effects of the ongoing war on terrorism and other military actions, including actions in Iraq. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

Southern Michigan Bancorp, Inc. has filed a registration statement with the Securities and Exchange Commission to register the shares of its common stock that shareholders of FNB Financial Corporation will receive if the merger of FNB Financial Corporation with and into Southern Michigan Bancorp, Inc. is completed. The registration statement contains a prospectus and proxy statement and other relevant documents concerning the merger. Investors are urged to read the prospectus and proxy statement because it contains important information about Southern Michigan Bancorp, Inc., FNB Financial Corporation, and the merger. You can obtain the full registration statement, which includes the prospectus and proxy statement, free of charge at the Securities and Exchange Commission's website at http://www.sec.gov.

SOUTHERN MICHIGAN BANCORP, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2007	December 31, 2006
	(Unaudited)	(Audited)
	(In thousands, except share data)
ASSETS
Cash and due from banks	$9,343	$9,369
Federal funds sold	7,248	10,429
Securities available for sale	57,516	36,796
Loans held for sale, net of valuation allowance of $0 in 2007	776	-
Loans, net of allowance for loan losses of $3,394 (2006 - $3,302)	249,527	249,523
Premises and equipment, net	10,347	8,665
Accrued interest receivable	2,711	2,506
Net cash surrender value of life insurance	7,636	7,502
Goodwill	620	620
Other assets	5,185	4,481
TOTAL ASSETS	$350,909	$329,891

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Non-interest bearing	$40,640	$42,281
Interest bearing	253,156	240,228
Total deposits	293,796	282,509

Accrued expenses and other liabilities	4,849	4,440
Securities sold under agreements to repurchase	8,409	-
Other borrowings	5,795	7,157
Subordinated debentures	5,155	5,155
Total liabilities	318,004	299,261

Common stock subject to repurchase obligation in Employee
Stock Ownership Plan, shares outstanding - 92,274 in 2007
(89,122 in 2006)	2,215	2,148

Shareholders' equity:
Preferred stock, 100,000 shares authorized; none issued or outstanding
Common stock, $2.50 par value per share:
Authorized--4,000,000 shares
Issued--1,771,988 shares (2006 - 1,769,248)
Outstanding (other than ESOP shares)--1,679,714 shares
(2006 - 1,680,126)	4,199	4,200
Additional paid-in capital	5,504	5,446
Retained earnings	21,087	19,021
Accumulated other comprehensive income/(loss), net	61	(42)
Unearned Employee Stock Ownership Plan shares	(103)	(143)
Unearned restricted stock compensation	(58)	-
Total shareholders' equity	30,690	28,482

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$350,909	$329,891

SOUTHERN MICHIGAN BANCORP, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	(In thousands, except per share amounts)
Interest income:
Loans, including fees	$5,105	$5,039	$15,157	$14,419
Securities:
Taxable	635	391	1,569	1,052
Tax-exempt	155	133	461	415
Total interest income	5,895	5,563	17,187	15,886

Interest expense:
Deposits	2,022	1,637	5,726	4,352
Other	190	230	559	665
Total interest expense	2,212	1,867	6,285	5,017
Net Interest Income	3,683	3,696	10,902	10,869
Provision for loan losses	145	200	345	250

Net interest income after provision for loan losses	3,538	3,496	10,557	10,619

Non-interest income:
Service charges on deposit accounts	512	506	1,406	1,371
Trust fees	197	173	556	521
Net gains on loan sales	96	154	317	459
Earnings on life insurance assets	64	63	201	177
Income and fees from automated teller machines	86	70	245	186
Other	125	84	304	200
Total non-interest income	1,080	1,050	3,029	2,914

Non-interest expense:
Salaries and employee benefits	1,884	1,760	5,624	5,076
Occupancy, net	251	217	699	611
Equipment	193	173	567	547
Printing, postage and supplies	81	90	262	287
Professional and outside services	201	120	506	781
Other	540	763	1,658	2,147
Total non-interest expense	3,150	3,123	9,316	9,449
INCOME BEFORE INCOME TAXES	1,468	1,423	4,270	4,084
Federal income taxes	386	394	1,141	1,112
NET INCOME	$1,082	$1,029	$3,129	$2,972

Basic Earnings Per Common Share	$0.61	$0.58	$1.77	$1.68
Diluted Earnings Per Common Share	$0.61	$0.58	$1.77	$1.68
Dividends Declared Per Common Share	$0.20	$0.20	$0.60	$0.58